                                                                 Exhibit 3.31(a)


                         CERTIFICATE OF INCORPORATION

                                      OF

                        GRASSY COVE COAL MINING COMPANY


                                   ARTICLE I
                                   ---------

                                     Name
                                     ----

                        The name of the Corporation is:

                        GRASSY COVE COAL MINING COMPANY


                                  ARTICLE II
                                  ----------

                    Registered Office and Registered Agent
                    --------------------------------------

     The registered office of the Corporation in the State of Delaware is to be located in 100 West Tenth Street, City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.


                                  ARTICLE III
                                  -----------

                               Corporate Purpose
                               -----------------

     The purposes of the corporation are:

     (1) to acquire, hold, explore or dispose of coal properties or other interests in real property;

     (2) to develop, remove and recover coal and any other mineral from properties;

     (3) To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description;

     (4) To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation;

     (5) To borrow or raise money for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidence of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes;

     (6) To purchase, receive, take by grant, gift


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

     devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer, or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property and assets, or any interest therein, wherever situated;

          (7) To engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of Delaware.


                                   ARTICLE IV
                                   ----------

                                  Capital Stock
                                  -------------

     The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock of the par value of $1.00 each.


                                   ARTICLE V
                                   ---------

                                 Incorporator
                                 ------------

     The name and mailing address of the incorporator of the Corporation is as follows:

                Name                                    Mailing Address
                ----                                    ---------------

          LISA ANNE GASTON                              DAVIS POLK & WARDWELL
                                                        1 Chase Manhattan Plaza
                                                        New York, New York 10005


                                  ARTICLE VI
                                  ----------

                               Initial Director
                               ----------------

                The name and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until successors are elected and qualified are as follows:

                Names                                Mailing Addresses
                -----                                -----------------

          J.   H. HENDERSON                          P.O. Box 2159
                                                     Dallas, Texas 75221

          LEON OLIVER                                P.O. Box 2159
                                                     Dallas, Texas 75221

          J.   LAURENT SWINNEN                       Rue de la Loi, 33
                                                     1040 Bruxelles
                                                     Belgium


                                  ARTICLE VII
                                  -----------

                              Board of Directors
                              ------------------

          SECTION 1. Powers of the Board of Directors. In furtherance and not in
                     --------------------------------
limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend or repeal from time to time any of the By-Laws of the Corporation; provided, however, that any
                                                    -----------------
By-Laws made by the Board of Directors may be altered, amended or repealed by the holders of Common Stock of the Corporation entitled to vote thereon at any annual meeting or at any special meeting called for that purpose.

     SECTION 2. Election of Directors. The elections of directors need not be by
                ---------------------
ballot unless the By-Laws of the Corporation shall so provide.


                                 ARTICLE VIII
                                 ------------

                  Amendments to Certificate of Incorporation
                  ------------------------------------------

     The Certificate of Incorporation of the Corporation may be amended in the manner now or hereafter prescribed by law.



                                  ARTICLE IX
                                  ----------

                                Indemnification
                                ---------------

     The corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant to such Section.

                                    ARTICLE X
                                    ---------

                           Compromises or Arrangements
                           ---------------------------

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as such court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of

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

such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which such application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.


     I, THE UNDERSIGNED, being the incorporator herein-before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 2nd day of February, 1984.


                                              /s/ Lisa Anne Gaston
                                              -------------------------
                                                   LISA ANNE GASTON


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